UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM S-8



                          REGISTRATION STATEMENT UNDER

                           THE SECURITIES ACT OF 1933



                        AAROW ENVIRONMENTAL GROUP, INC..
             (Exact name of registrant as specified in its charter)



        Nevada                                                73-1491593
(State of Incorporation)                               (I.R.S. Employer ID No.)



               1505 W. Walnut, Rogers, AR                      72756
        (Address of Principal Executive Offices)            (Zip Code)



                           Aarow Employee Benefit Plan
                           (Full title of the Plan)



  Corporate Services of Nevada 502 North Division Street, Carson City, NV 89703
                   (Name and address of agent for service)



                                 (775) 883-3711
      (Telephone number, including area code, of agent for service)



                         Calculation of Registration Fee
=============================================================================================

  Title of Securities     Amount to           Proposed             Proposed      Amount of
  to be Registered        to be Registered    Maximum Offering     Aggregate     Registration
                                              Price per Share(1)   Price         Fee
---------------------------------------------------------------------------------------------

  Common Stock           800,000 Shares        $0.20               $160,000.00   $48.48

=============================================================================================


(1) The Offering Price is used solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, based on the average of the bid and asked price of the Company's common stock for the five days immediately prior to the filing of this Form S-8.

                              Part I



Item 1. Plan Information


See Exhibit 1.1 below.


Item 2. Registrant Information and Employee Plan Annual

        Information


The documents containing the information specified in Part I, Items 1 and 2, will be delivered to each of the participants in accordance with Form S-8 and Rule 428 promulgated under the Securities At of 1933. The participants shall be provided a written statement notifying them that upon written or oral request they will be provided, without charge, (i) the documents incorporated by reference in Item 3 of Part II of this Form S-8, and (ii) other documents required to be delivered pursuant to Rule 428(b). The statement will inform the participants that these documents are incorporated by reference in the Form S-8, and shall include the address (giving title or department) and telephone number to which the request is to be directed.



                                Part II



     Information Required in the Registration Statement


Item 3. Incorporation of Documents by Reference.

The following are hereby incorporated by reference:


     (a) The registrant's latest annual report on Form 10-KSB for the fiscal year ended December 31, 1998.



     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the 1998 fiscal year.



Item 4. Description of Securities.

Not applicable.


Item 5. Interest of Named Experts and Counsel.

Not Applicable


Item 6. Indemnification of Directors and Officers.

Not Applicable

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

The Plan information is attached as Exhibit 1.1, and is incorporated herein by this reference.

Item 9. Undertaking.

Not Applicable


SIGNATURES



The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Rogers, State of Arkansas, on December 17, 1999.



AAROW ENVIRONMENTAL GROUP, INC.


By: /s/ D. Frederick Shefte
    ------------------------------
    D. Frederick Shefte, President

EXHIBIT INDEX



Exhibit       Description
Number
-------       ---------------------------


4.1            Aarow Employee Benefit Plan